SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K
               Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934

Date of Report (Date of earliest event reported): June 15, 1998

                       HOME PROPERTIES OF NEW YORK, INC.
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            (Exact name of registrant as specified in its charter)

    Maryland                      1-13136       16-1455126
----------------              ------------     -------------
(State or other jurisdiction (Commission      (IRS Employer
 of incorporation)            File No.)       Identification No.)


               850 Clinton Square, Rochester, New York    14604
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      (Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:  (716)546-4900


                                Not Applicable
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        (Former name or former address, if changed since last report.)

Item 5. OTHER EVENTS

      On June 15, 1998 Home Properties of New York, Inc. ("Home Properties" or "Registrant") entered into an underwriting agreement with PaineWebber Incorporated, BancAmerica Robertson Stephens, CIBC Oppenheimer Corp., Smith Barney Inc. and Wheat First Union, as representatives of the several underwriters (the "Underwriters") pursuant to which the Underwriters will purchase 2,000,000 shares of Home Properties Common Stock at a price of $23.875 per share resulting in aggregate proceeds of $47,750,000 to Home Properties, before expenses payable by Home Properties (estimated at $350,000). In addition, Home Properties has granted the Underwriters an option to purchase up to an additional 300,000 shares on the same terms. If the Option is exercised by the Underwriters, the aggregate proceeds to Home Properties will be $54,912,500, before expenses payable by Home Properties are deducted.

          A Prospectus Supplement, dated June 16, 1998, with respect to the transaction described above, was filed by Home Properties on June 16, 1998 supplementing the Home Properties Prospectus, dated May 26, 1998, which forms a portion of Home Properties Registration Statement (No. 333-52601) covering the Common Stock. This Report on Form 8-K contains the Underwriting Agreement with the Underwriters as an exhibit to such Registration Statement.


Item 7. FINANCIAL STATEMENTS AND EXHIBITS

    a.    Financial Statement of Businesses Acquired
          None.

     b.    Pro Forma Financial Information
          None.

     c.    Exhibits

           99    Additional Exhibits

                .1    Underwriting Agreement dated June 15, 1998, between
  Home Properties of New York, Inc. and PaineWebber Incorporated, BancAmerica Robertson Stephens, CIBC Oppenheimer Corp., Smith Barney Inc. and Wheat First Union, as representatives of the several underwriters .

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 19, 1998       HOME PROPERTIES OF NEW YORK, INC.
                           (Registrant)



                           By: /s/ Ann M. McCormick
                              -------------------------------
                              Ann M. McCormick,
                              Vice President